UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         HMG/COURTLAND PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     3)   Filing Party:
     4)   Date Filed:

                         HMG/COURTLAND PROPERTIES, INC.
                            1870 South Bayshore Drive
                          Coconut Grove, Florida 33133
                     _______________________________________

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 2004
                     ______________________________________




                                                                   June 21, 2004


TO THE SHAREHOLDERS:

         The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Friday, July 16, 2004, at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

          1. To elect a Board of Directors;

          2. To act upon the renewal of the Advisory Agreement between the Company and HMG Advisory Corp.;

          3. To transact such other business as may properly come before the meeting.

         The record date for determining shareholders entitled to notice of and to vote at the annual meeting is June 17, 2004.

         Enclosed is a copy of the Company's Annual Report to Shareholders (Form 10-KSB) for the fiscal year ended December 31, 2003.

         It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                     By Order of the Board of Directors

                                     Lawrence I. Rothstein
                                     President and Secretary

                                 PROXY STATEMENT
                                       OF
                         HMG/COURTLAND PROPERTIES, INC.


         The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on June 21, 2004. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors and for approval of the renewal of the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Adviser"). Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

         Holders of Shares of record at the close of business on June 17, 2004 are entitled to notice of and to vote at the meeting. On that date, there were 1,089,135 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of June 17, 2004, Transco Realty Trust ("Transco"), 1870 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 44% of the outstanding Shares, and Emanuel Metz, CIBC Oppenheimer Corp., One World Financial Center, 200 Liberty Street, New York, New York 10281, was the beneficial owner of 59,500 Shares, or 5% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

         The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, Courtland Group, Inc. ("CGI") and T.G.I.F. Texas, Inc. ("T.G.I.F.") that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement. Such shareholders own in the aggregate 634,430 shares, or 58% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a Director and the Advisory Agreement is expected to be approved. As noted below, certain Directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Adviser. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding Shares.

                              ELECTION OF DIRECTORS


         The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees, except for Mr. Stuntebeck, have been elected previously by the shareholders.

         An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

         Set forth below is certain information about each current Director, each nominee for Director and the Shares held by all Directors and executive officers.

                        Shares Held as of a June 17, 2004

                                                                                   Additional Shares
Name, Age, Year First     Principal Occupation or Employment   Shares Owned by     in which the
Became a Director or      During the Past Five Years Other     the Nominee or      Nominee has, or       Total Shares
Officer of the Company    than with the Company and Other      Members of His      Participates in,      and Percent of
                          Information                          Family1             the Voting or         Class6
                                                                                   Investment Power2
__________________        ______________________________       _____________       ________________      _____________
Maurice Wiener 62-1974    Chairman of the Board and Chief           65,1004              541,8303            606,930
Chairman of the Board     Executive Officer of the Adviser;                                                    52%
of Directors, and Chief   Executive Trustee, Transco Realty
Executive Officer         Trust; Director, T.G.I.F. Texas,
                          Inc.; Chairman of the Board and
                          Chief Executive Officer of CGI

Lawrence I. Rothstein     Director, President, treasurer and        50,0004              541,8303            591,830
51-1983 Director,         Secretary of Adviser; Trustee and                                                    50%
President, Treasurer      Vice-President of Transco;
and Secretary             Director, President, and Secretary
                          of CGI; Vice-President of T.G.I.F.
                          Texas, Inc.

Walter G. Arader          President, Walter Arader and              15,4004                 0                15,400
85-1977 Director          Associates, inc. (financial and                                                      1%
                          management consultants).

Clinton Stuntebeck        Partner Emeritus, Schnader                   0                    0                  0%
66-2004 Director          Harrison Segal & Lewis, LLP
                          (2004); Chairman, Concordia
                          Holdings, Ltd. (investment and
                          business consulting) Senior
                          Partner, Schnader Harrison Segal &
                          Lewis, LLP;




                                       2





Harvey Comita 74-1992     Business Consultant; Trustee,             10,0004              477,3005            487,300
Director                  Transco Realty Trust.                                                                41%

All Directors and                                                   151,0004             541,8303            712,430
Executive Officers as a                                                                                        61%
Group

_______________________________


*        Less than one percent


(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.


(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.


(3) This number includes the number of Shares held by Transco (477,300 Shares), CGI (54,530 shares) and T.G.I.F. Texas, Inc. ("T.G.I.F.") (10,000 shares). Several of the Directors of the Company are directors, trustees, officers or shareholders of Transco, CGI and T.G.I.F.


(4) This number includes shares subject to options granted under the 2000 Stock Option Plan as follows: Mr. Wiener, 30,000; Mr. Rothstein, 25,000; 5,000 each to Mr. Arader and Mr. Comita; and 8,000 to one officer who is not a director. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 2000 Stock Option Plan.


(5) This number represents the number of shares held by Transco, of which Mr. Comita is a Trustee.


(6)      This percentage assumes the exercise of all outstanding options.

         Mr. Wiener is the executive trustee of Transco and holds 37% of its stock. Mr. Wiener is also director and officer of CGI which owns 32% of Transco's stock. Mr. Wiener is Chairman of the Board, Chief Executive Officer and a 65% shareholder of CGI. Mr. Wiener is a director and 18% shareholder of TGIF. Mr. Wiener is the cousin of Bernard Lerner, Vice President of the Company's subsidiary, Courtland Investments, Inc.

         For information concerning relationships of certain directors and officers of the Company to the Adviser, see "Amendment and Approval of Advisory Agreement."

         As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases, persons who are neither directors nor officers of the Company.

Meetings of the Board of Directors

         The Board of Directors held three meetings during 2003. During this period all of the Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member. The Board encourages director attendance at the Annual Meeting of the Shareholders.


Committees of the Board of Directors

         The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee. Messrs. Arader and Comita serve as members of the Audit Committee. The Audit Committee met four times during 2003.

         Messrs. Arader and Comita serve as members of the Stock
Option-Committee. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee did not meet during 2003.

Nominating Committee

         The Board of Directors does not have a standing Nominating Committee due to the size of the Board; however, the Company's three independent directors review and make recommendations to the Board regarding the size and composition of the Board, consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and shareholders; recommend on an annual basis a slate of director nominees for approval by the Board and the shareholders and review our committee structure and membership. The independent directors are Messrs. Arader, Comita and Stuntebeck.

         All three independent directors are "independent" directors as defined by the current American Stock Exchange listing standards. The Company does not have a Nominating Committee charter.

         In evaluating and determining whether to recommend a person as a candidate for election as a director, the three independent directors' criteria reflects the requirements of the recently adopted American Stock Exchange rules with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors, personal and professional integrity of the candidate, level of education and/or business experience, broad-based business acumen, the level of understanding of the Company's business and the income-producing commercial properties industry, strategic thinking and a willingness to share ideas, and diversity of experiences, expertise and background. These directors will use these and other criteria that they deem appropriate to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

         The three directors will consider proposed nominees whose names are submitted to them by shareholders. They have not adopted a formal process for that consideration because they believe that this informal consideration process will be adequate. The three independent directors intend to review periodically whether a more formal policy should be adopted.

         Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133, and which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder. Shareholders who wish to make a recommendation for a nominee to be elected at the Company's 2005 Annual Meeting must submit their recommendation by February 22, 2005, to allow for meaningful consideration and evaluation of the nominees by the three independent directors.

                          REPORT OF THE AUDIT COMMITTEE

         The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent auditor's qualifications and independence, the performance of our independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has determined that each member of the Audit Committee, Messrs. Arader and Comita, is (1) and "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B of the Exchange Act, and (2) "independent" as defined by the listing standards of the American Stock Exchange and Section 10A(m)(3) of the Exchange Act. The Committee operates pursuant to a charter that was last amended by the Board on June 16, 2003. A copy of the charter was an appendix to last year's proxy statement.

         Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for the Company's 2003 fiscal year, Berenfeld, Spritzer, Schecter & Sheer ("BSSS") , were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

         Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to in this Report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit

Committee's considerations, efforts and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that BSSS is in fact "independent."


                                            Members of the Audit Committee:


                                            Walter G. Arader
                                            Harvey Comita





                         INDEPENDENT PUBLIC ACCOUNTANTS

         BSSS serves as our independent accountant. As previously reported, on October 8, 2003, the Company terminated the service of BDO Seidman, LLP and at the same time selected BSSS as independent auditors for the 2003 fiscal year. In performing its oversight role, the Audit Committee reviewed whether to retain BSSS as our independent accounting firm for the 2004 fiscal year as part of its regular process of recommending an independent auditor to the Board. The Committee has recommended to the Board of Directors the selection of BSSS as the Company's independent auditors for 2004, and the Board has concurred in its recommendation. A representative of BSSS is not expected to be present at the Annual Meeting. The Audit Committee pre-approved all services rendered to the Company by its independent accountants.

         The aggregate fees billed by the Company's accounting firms for the years ended December 31, 2003 and December 31, 2002 are as follows:

                                                    Fees of Accountants

                                               Aggregate Amount Billed                          Share of Total
                                         December 31, 2003     December 31, 2002  December 31, 2003        December 31, 2002
Audit Fees, including review of
quarterly financial statements                     $56,000               $87,000                 70.7%                 66.0%
Audit-Related Fees (costs                            3,222                     0                  4.1%                   .0%
associated with new accountant
transition)
Tax Fees (consists of fees related
to tax compliance and planning)                     20,000                45,000                 25.2%                 34.0%

Total Fees                                         $79,222              $132,000                  100%                  100%


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the Stock Option Plan.

         Compensation of Directors. Each Director receives an annual fee of $8,000, plus expenses and $500 for each meeting attended of the Board of Directors.

         Exercise and Grant of Options. The following table sets forth currently outstanding grants of options to the executive officers. During 2000, the Stock Option Committee granted to each director an option to purchase 5,000 shares. No options were granted or exercised during 2003.

         Outstanding Option Grants


                    Name of Executive Officer                Shares Subject to
                                                            Grant of Options(l)

                    Maurice Wiener                               30,000(2)
                    Chairman of the Board and
                    Chief Executive Officer

                    Lawrence I. Rothstein                        25,000(2)
                    Director, President and
                    Chief Financial Officer

                                               TOTAL               55,000



  (1) These options were granted Mr. Wiener and Mr. Rothstein at an exercise price of $8.33 and $7.57, respectively. The closing price for the Company's Shares on the American Stock Exchange was $7.57 per Share on June 25, 2001, the date of grant. All options expire on June 24, 2011.

  (2)    Represents 35% and 29%, respectively, of all options granted.

         Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that during 2003, its officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco")

         Transco is a publicly-held 44% shareholder of the Company. Mr. Wiener is the executive trustee and an officer of Transco and holds approximately 34% of Transco's stock. Mr. Rothstein serves as a trustee and an officer of Transco. Mr. Comita serves as a trustee of Transco.

Courtland Group, Inc. ("CII")

         CGI owns approximately 32% of Transco's stock and approximately 5% of the Company's common stock. Mr. Weiner is Chairman of the Board and a 65% shareholder of CGI. Mr. Rothstein serves as Director and president of CGI. CGI served as the Company's investment adviser until December 31, 1997.

HMG Advisory Corp. (the "Adviser")

         The day-to-day operations of the Company are handled by the Adviser. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Adviser. The Adviser is majority-owned by Maurice Wiener, its Chairman and CEO.

Courtland Investments, Inc. ("CII")

         The Company owns a 95% non-voting interest in CII. The other 5% (which represents 100% of the voting stock) is owned by a wholly-owned subsidiary of Transco. In May 1998, the Company and the Transco subsidiary entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with its status as a real estate investment trust.

         CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc., Grove Isle Yacht Club Associates and Grove Isle Marina, Inc. CII also owns 15% of Grove Isle Associates, Ltd., and the other 85% is owned by the Company.

HMG-Fieber Associates ("Fieber")

         The Company owns a 70% interest in Fieber and the other 30% is owned by NAF Associates ("NAF").

         The following discussion describes all material transactions, receivables and payables involving related parties. The Company believes that all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties.

The Adviser

         As of December 31, 2003 and 2002 the Adviser owed the Company approximately $259,000 and $648,000, respectively. In March, 2004 and 2003, the Advisor made cash payments of $25,000 and $500,000, respectively, toward amounts due to the Company. Amounts due from the Advisor bear interest at the prime rate plus 1% and are due on demand.

         Effective December 1, 1999, the Adviser began leasing its executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments. Additionally, the Adviser is responsible for all property insurance, utilities, maintenance and security expenses relating to the leased premises. The lease term is five years.

CGI

         As of December 31, 2003 and 2002, CGI owed the Company $303,000 and $317,000, respectively. Amounts due from CGI bear interest at the prime rate plus 1% and are due on demand.

CII - T.G.I.F. Texas, Inc.

         CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ("T.G.I.F."). Mr. Wiener is a director and officer of T.G.I.F. and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F. As of December 31, 2003 and 2002, T.G.I.F. had amounts due from Mr. Wiener in the amount of approximately $707,000. These amounts are due on demand and bear interest at the prime rate. The Advisor received management fees of $4,000 and $18,000 from T.G.I.F for the years ended December 31, 2003 and 2003, respectively. Mr. Wiener received consulting and director's fees from T.G.I.F. of $29,000 and $45,000 for 2003 and 2003, respectively.

         As of December 31, 2003 and 2002 CII owed approximately $3,661,000 to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.

CII - Grove Isle

         In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 with interest payable at an annual rate equal to the prime rate. The principal matures on January 2, 2006. Interest payments are due each January 2. Because the Company consolidates CII, the note payable and related interest income are eliminated in consolidation.

         The Company holds a demand note due from CII bearing interest at the prime rate plus 1% with an outstanding balance of $3,401,000 and $3,111,000 as of December 31, 2003 and 2002, respectively. During 2003 and 2002, advances from the Company to CII totaled $743,000 and $769,000, respectively. Repayments from CII to the Company during 2003 and 2002 were $483,000 and $166,000, respectively. Accrued and unpaid interest is capitalized and included in advances. Because CII is a 95 %-owned consolidated subsidiary of the Company, the note payable and related interest are eliminated in consolidation.

         The Company's demand note from Grove Isle Yacht Club Associates (GIYCA, a wholly-owned subsidiary of CII) was repaid during 2002.

Transco - South Bayshore Associates ("SBA")

         SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $439,000 in principal and interest as of December 31, 2003 compared to a balance of $447,000 as of December 31, 2002.

         The Company holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 2003 and 2002 of approximately $1,100,000, in principal and accrued interest. No payments were made in 2003 and 2002, and accrued and unpaid interest was not capitalized. Because the Company consolidates SBA, the note payable and related interest income is eliminated in consolidation.

Exercised Stock Options and Related Promissory Notes

         On August 24, 2000, certain officers and directors of the Company exercised all of their stock options and purchased a total of 70,000 shares of the Company's common stock for $358,750. The company received $70,000 in cash and $288,750 in promissory notes for the balance. These promissory notes bear interest at 6.18% per annum payable quarterly in arrears on the first day of January, April, July and October. The balance of the notes as of December 31, 2003 is $258,750. A payment of $30,000 was received in 2003. The outstanding principal is due on August 23, 2005 and the notes are collateralized by the stock.

                               APPROVAL OF RENEWAL
                            OF THE ADVISORY AGREEMENT

         The Advisory Agreement. At the 2003 Annual Meeting of Shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Adviser") was amended and renewed for a one-year term expiring on December 31, 2004. On March 19, 2004, the Board of Directors approved, subject to shareholder approval, the renewal of the Advisory Agreement between the Company and the Adviser for a term commencing January 1, 2005, and expiring December 31, 2005.

         Under the terms of the Advisory Agreement, the renewal must be approved by the holders of a majority of the Shares. If the shareholders approve the Advisory Agreement, it will be amended and renewed for a one-year term.

         The Adviser is majority owned by Mr. Wiener with the remaining shares owned by certain officers, including Mr. Rothstein. The officers and directors of the Adviser are as follows: Maurice Wiener, Chairman of the Board and Chief Executive officer; Lawrence 1. Rothstein, President, Treasurer, Secretary and Director; and Carlos Camarotti, Vice President Finance and Assistant Secretary.

         The following description of the Advisory Agreement contains a summary of its material terms.

         General Provisions. The Advisory Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Adviser. The Advisory Agreement provides that officers, directors, employees and agents of the Adviser or of its affiliates may serve as Directors, officers or agents of the Company.

         Duties of Adviser. The Adviser in performing its duties under the Advisory Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Adviser counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Adviser also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Adviser provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Adviser may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

         Allocation of Expenses. Under the Advisory Agreement, the Adviser pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Adviser; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Adviser; and travel (to the extent not paid by any party other than the Company or the Adviser) and advertising expenses incurred in seeking investments for the Company.

         The Company is required to pay all expenses of the Company not assumed by the Adviser, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Adviser, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (1) general legal, accounting and auditing fees and expenses; (m) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Adviser, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Adviser.

         Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

         Remuneration of the Adviser. For services rendered under the advisory agreement that was in effect during 2003, the Adviser was entitled to receive as regular compensation a monthly fee equal to the sum of (a) $75,000 (equivalent to $900,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month. In 2003 and 2002, the Adviser's annual regular compensation amounted to approximately $977,000 and $660,000 in fees, respectively, of which $900,000 represented regular compensation and approximately $77,000 represented incentive compensation for 2003. There was no incentive fee for 2002. The Adviser continues to receive the incentive compensation outlined below.

         The Advisory Agreement also provides that the Adviser shall receive incentive compensation for each fiscal year of the Company equal to the sum of
(a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Adviser, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

         If and to the extent that the Company requests the Adviser, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Adviser under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Adviser. The Adviser received $17,000 in 2002 and $30,000 in 2003, respectively, for managing certain of the Company's affiliates.

         Set forth below is the aggregate compensation paid to the Adviser during the two fiscal years ended December 31, 2003 and 2002.


Form of Compensation                                  Amount
                                                2003              2002
Regular Compensation                        $900,000          $660,000
20% of Unrefunded Commitment Fees                -0-               -0-
Incentive                                     77,000               -0-
Management Fees                               17,000            30,000
                  Total                     $994,000          $690,000

         Brokerage Fees Paid the Adviser. Under the Advisory Agreement, the Adviser and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Adviser and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Adviser or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Adviser and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

         Management of the Adviser. Set forth below are the names, offices with the Adviser and principal occupations of the current executive officers and directors of the Adviser.

                     Name and Offices
                     with the Adviser                   Principal Occupation


Maurice Wiener                                      See "Election of Directors."
         Chairman of the Board of
         Directors and Chief Executive Officer
Lawrence Rothstein                                  See "Election of Directors."
         President, Treasurer, Secretary
         and Director
Carlos Camarotti                                    Vice President and Assistant
                                                      Secretary of the Adviser
         Vice President-Finance and
         Assistant Secretary

         The Directors recommend that the shareholders approve the renewal of the Agreement. An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Agreement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

                        PROPOSALS FOR NEXT YEAR'S MEETING

         Shareholder proposals intended to be presented in the Company's proxy materials for the next Annual Meeting of Shareholders must be received by February 22, 2005, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A shareholder who wishes to make a proposal at the next Annual Meeting of Shareholders without including the proposal in the Company's proxy statement must notify the Company by May 7, 2005. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies the Company solicits for the next Annual Meeting of Shareholders will have discretionary authority to vote on the proposal.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Shareholders may communicate with the Board of Directors by sending correspondence, in care of the Company's Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33131, with an instruction to forward the communication to the particular director. The Company's Secretary will promptly forward all such shareholder communications to that director.

                    ________________________________________

         A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2003 including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133

         YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING AND RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                     _______________________________________

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


                                  FORM OF PROXY
                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         HMG/COURTLAND PROPERTIES, INC.

                                  July 16, 2004

                 Please Detach and Mail in the Envelope Provided



    [X]  Please mark your
         votes as in this sample



                        For   Withheld   Nominees:  M. Wiener         2. Approval of renewal of       For    Against   Abstain
1.   Election of                                    L. Rothstein         the Advisory Agreement
     Directors               [ ]     [ ]            W. Arader            between Company              [ ]      [ ]        [ ]
                                                    C. Stuntebeck        and  HMG Advisory Corp.
                                                    H. Comita

FOR except vote withheld from
the following nominees:



---------------------------


3. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof, all in accordance with the Company's Proxy Statement, receipt of which is hereby acknowledged.

This proxy when properly executed will be voted in accordance with the above instructions. In the absence of such specifications this proxy will be voted FOR Proposals 1 and 2.

      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


Signature(s) __________________________    Date  ________________________

Note: (Please sign exactly as your name appears. Persons signing as executors, trustees, guardians, etc. please so indicate when signing.)



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